UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On May 17, 2009, Target Corporation updated the text on its web site as follows:

The following link was placed on the home page of www.target.com:

“News about the Target 2009 Annual Shareholders’ Meeting.”

The following updated text and links were placed on the Staying on Target page of the www.target.com web site:

Letters to Shareholders | Letters to Team Members | Proxy Advisory Firms: Presentations and Recommendations | Other Filings

Proxy Contest: What You Need to Know

Letters to Shareholders

5/14/09

Open Letter to Shareholders

In an open letter to shareholders, Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “We believe Pershing Square has presented no plan or strategy to justify a change in your Board or management team. It appears that Pershing Square has launched its proxy contest because Target rejected Pershing Square’s risky real estate proposal after careful evaluation.”

[Link to PDF version of letter filed on May 14, 2009]

[Link to HTML version of letter filed on May 14, 2009]

5/14/09

Letter to Shareholders

Target is committed to maintaining open communications with all of its shareholders and has a long history of being open to shareholder proposals and issues. We believe Pershing Square has changed its position in a number of areas to divert attention from the real reason for its proxy contest — to push its risky real estate agenda prior to the expiry of its short-term options.

[Link to PDF version of brochure filed on May 14, 2009]

[Link to HTML version of brochure filed on May 14, 2009]

5/6/09

Letter to Shareholders

Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “We believe Pershing Square has changed its position on Target’s real estate and Target’s credit card transaction and is attacking Target’s Board and management to divert attention from the real reason for its proxy contest.”

[Link to PDF version of letter filed on May 6, 2009]

[Link to HTML version of letter filed on May 6, 2009]

4/30/09

Letter to Shareholders

Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “Pershing Square complimented Target’s consistent and transparent shareholder engagement, strategy and leadership — until Pershing Square’s real estate proposal was rejected. Vote for your Board’s nominees on the WHITE proxy card today to defeat Pershing Square’s proxy contest.”

[Link to PDF version of letter of filed on April 30, 2009]

[Link to HTML version of letter of filed on April 30, 2009]

4/8/09

Letter to Shareholders

“Target’s Board has the strength, diversity, experience and qualifications to provide effective and independent oversight and direction to the company. Target’s Board consists of 12 highly qualified directors, 11 of whom are independent. Each member of your Board is committed to delivering superior results and serving the best interests of ALL Target shareholders,” says Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation.

[Link to PDF version of letter filed on April 8, 2009]

[Link to HTML version of letter filed on April 8, 2009]

Letters to Team Members

5/15/09

Message from Gregg Steinhafel to Target Team Members

Target Shareholders Should Read Between the Lines

Target team members are encouraged to look a little closer at our plans for Target, what we’re hearing from investment analysts (“Target is set to enjoy a period of sizable upward earnings…” — Charles Grom, J.P. Morgan, 8 May 2009), and what we believe is really behind Pershing Square’s proxy fight (“No one spends $15 million on a monster proxy battle just because he thinks that one set of independent directors will be marginally better at giving direction to existing management than the current set of independent directors.” — Felix Simon, Seeking Alpha, 11 May 2009). *

* Permission to use quotes neither sought nor obtained.

[Link to PDF version of employee message filed on May 15, 2009]

[Link to HTML version of employee message filed on May 15, 2009]

5/11/09

Letter to Team Members

Pershing Square Applauded Target until it Launched its Proxy Contest

In a message to Target team members, Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “With everything that is being said, it is worth looking back at the positive things Pershing Square has said about our company until it launched its proxy contest. Pershing Square regularly praised Target leadership, strategy and shareholder engagement.”

[Link to HTML version of letter filed on May 11, 2009]

5/7/09

Letter to Team Members

You may receive more than one WHITE voting card. Please vote ALL the WHITE cards you receive and discard the gold card(s) received from Pershing Square.

[Link to HTML version of letter filed on May 8, 2009]

5/5/09

Letter to Team Members

In a letter to Target team members, Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “If you are a shareholder of Target, I urge you to vote for Target’s independent nominees — Mary Dillon, Richard Kovacevich, George Tamke and Sol Trujillo — by promptly following the instructions on the WHITE proxy card you received in the mail.”

[Link to PDF version of letter filed on May 5, 2009]

[Link to HTML version of letter filed on May 5, 2009]

Proxy Advisory Firms: Presentations and Recommendations

5/15/09

Target Corporation Comments on Egan-Jones and Proxy Governance Recommendations

We are pleased that, in recommending shareholders vote Target’s WHITE proxy card, Egan-Jones states: “…Pershing Square has provided no convincing strategic plan that would lead to improvement in long-term shareholder value,” “…[Target] was transparent in its review and ultimate rejection of Pershing Square’s earlier real estate proposals,” and “We have confidence in [Target’s] existing management and Board of Directors…” *

* Permission to use quotes neither sought nor obtained.

[Link to PDF version of news release filed on May 15, 2009]

[Link to HTML version of news release filed on May 15, 2009]

5/11/09

Presentation to RiskMetrics Group

In its presentation to RiskMetrics Group, Target illustrates why it is recognized as a best-in-class retailer with a longstanding record of delivering superior shareholder value; outlines its clear strategy that we believe will continue to create value over time; and provides further information on our Board members who represent an array of substantial experience and senior leadership.

[Link to slides filed on May 11, 2009]

Other Filings

5/14/09

Facts you should know about Pershing Square’s Nominees

Target encourages shareholders to be informed about important additional facts about Pershing Square nominees: Jim Donald, Richard Vague, Michael Ashner, Bill Ackman and Ron Gilson.

[Link to PDF version of slides filed on May 14, 2009]

[Link to HTML version of slides filed on May 14, 2009]

5/11/09

Target Shareholders Deserve Clear, Straightforward Answers

In preparation for the Pershing Square town hall held in New York on May 11, Target suggested some questions that those attending may want to ask Bill Ackman and his slate of Board nominees.

[Link to HTML version of news release filed on May 11, 2009]

4/21/09

Target Proxy Filing

The Proxy Filing introductory letter from Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “At this year’s Annual Meeting, you will be asked to determine that the number of directors constituting our Board of Directors shall be 12, to elect the Class III directors to our Board of Directors for three-year terms, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, to approve the performance measures available under the Target Corporation Long-Term Incentive Plan, and to act on the shareholder proposal in the Proxy Statement, if presented at the Annual Meeting.”

[Link to PDF version of Target’s definitive proxy statement, filed on April 21, 2009]

[Link to HTML version of Target’s definitive proxy statement, filed on April 21, 2009]